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77C: Submission of matters to a vote of security holders

At the Special Meeting of Shareholders of BlackRock Global SmallCap Fund, Inc. (subsequently renamed to BlackRock Advantage Global Fund, Inc.) held on
August 24, 2017, shareholders were asked to vote on the following proposals:

       Proposal 1. To approve the change in the Fund's investment objective and to make the investment objective a non-fundamental policy of the Fund that may be changed by the Board of Directors of the Fund without shareholder approval./ 1/

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      12,328,264.174            4,507,895.537             1,193,425.624

       4. To approve the amendment or elimination of certain of the Fund's fundamental investment restrictions as follows:

       Proposal 4A. To amend the fundamental investment restriction regarding concentration.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      15,063,701.345            1,579,894.796             1,385,989.193

       Proposal 4B. To amend the fundamental investment restriction regarding borrowing.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      14,900,778.938            1,769,846.426             1,358,959.970

       Proposal 4C. To amend the fundamental investment restriction regarding the issuance of senior securities.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      15,033,711.145            1,585,394.232             1,410,479.958

       Proposal 4D. To amend the fundamental investment restriction regarding investing in real estate.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      15,167,505.573            1,521,030.421             1,341,049.340

       Proposal 4E. To amend the fundamental investment restriction regarding underwriting.

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With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      14,954,478.245            1,668,653.321             1,406,453.769

       Proposal 4F. To amend the fundamental investment restriction regarding investing in commodities.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      15,109,536.269            1,583,338.483             1,336,710.583

       Proposal 4G. To amend the fundamental investment restriction regarding lending.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      14,941,417.756            1,725,404.025             1,362,763.554

       Proposal 4H. To eliminate the fundamental investment restriction regarding investing for the purpose of exercising control or management.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      14,953,507.704            1,689,834.999             1,386,242.631

       Proposal 4I. To amend the fundamental investment restriction regarding diversification.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      15,207,198.450            1,476,428.267             1,345,958.618

/1/ On July 28, 2017, (prior to the August 24, 2017 Special shareholder meeting) the Board adopted a policy (the "Policy") whereby, contingent on shareholder approval of Proposal 1, the Board agreed to not change the Fund's proposed investment objective in the future without obtaining the "vote of a majority of the outstanding voting securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The "vote of a majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of such outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of such outstanding voting securities of the Fund (a "1940 Act Majority"). In addition, the Board agreed not to change the Policy without a 1940 Act Majority vote. The adoption of the Policy preserves the Fund's shareholders' right to vote on any future investment objective change.